EXHIBIT 3.1

                                    [SEAL]

                               THE STATE OF TEXAS
                               SECRETARY OF STATE
                                 JULY 29, 1996

EAGLE TELECOM INTERNATIONAL
910 GEMINI
HOUSTON, TX 77058

RE:
EAGLE TELECOM INTERNATIONAL, INC.
CHARTER NUMBER 01272189-00

IT HAS BEEN OUR PLEASURE TO APPROVE AND PLACE ON RECORD YOUR ARTICLES OF AMENDMENT.

THE APPROPRIATE EVIDENCE IS ATTACHED FOR YOUR FILES AND THE ORIGINAL HAS BEEN FILED IN THIS OFFICE.

PAYMENT OF THE FILING FEE IS ACKNOWLEDGED BY THIS LETTER.

IF WE CAN BE OF FURTHER SERVICE AT ANY TIME, PLEASE LET US KNOW.

                                 /s/ ANTONIO O. GARZA, JR.
[SEAL]                               Antonio O. Garza, Jr., Secretary of State

                                     [SEAL]

                               THE STATE OF TEXAS
                               SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT
                                       FOR
                        EAGLE TELECOM INTERNATIONAL, INC.

                                    FORMERLY

                                WAGER-DATA, INC.
                             CHARTER NUMBER 01272189

  THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF AMENDMENT FOR THE ABOVE NAMED ENTITY HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

  ACCORDINGLY THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF AMENDMENT.

DATED JULY 18, 1996
EFFECTIVE JULY 18, 1996

                                 /s/ ANTONIO O. GARZA, JR.
[SEAL]                               Antonio O. Garza, Jr., Secretary of State

                              ARTICLES OF AMENDMENT
                              AMENDING MAY 24, 1993
                            ARTICLES OF INCORPORATION
                               OF WAGER-DATA, INC.

                     CHANGING THE NAME OF THE CORPORATION TO

                        EAGLE TELECOM INTERNATIONAL, INC.
                                  AND CHANGING
                     REGISTERED ADDRESS AND REGISTERED AGENT
                               OF THE CORPORATION
 ------------------------------------------------------------------------------

                                   ARTICLE I

The name of the corporation is Wager-Data, Inc.

                                   ARTICLE II

Article I of the Articles of Incorporation reading:

  "The name of the corporation is WAGER-DATA, INC."

is hereby amended to read as follows:

  "The name of the corporation is Eagle Telecom International, Inc."

                                  ARTICLE III

Article VI of the Articles of Incorporation reading:

  "The office address of its initial registered office is 1331 Lamar, Suite 1375, Houston, Texas 77010, and the name of the registered agent at such address is Richard Royall."

is hereby amended to read as follows:

  "The office address of the Corporation's registered office is 910 Gemini, Houston, Texas 77058, and the name of the registered agent at such address is H. Dean Cubley."

                                   ARTICLE IV

Article VII of the Articles of Incorporation reading:

  "SECTION 1. INITIAL BOARD OF DIRECTORS. The number of directors constituting the initial Board of Directors of the Corporation is two (2) who need not be residents of the State of Texas or shareholders of the Corporation.

  "SECTION 2. NAMES AND ADDRESSES. The names and addresses of the persons who are elected to serve as directors until the first annual meeting of the shareholders, or until their successors have been elected and qualified are:

          NAME                                  ADDRESS
          ----                                  -------
    Sammy Fleschler                      1331 Lamar, Suite 1375
                                         Houston, Texas 77010

    Richard Royall                       1331 Lamar, Suite 1375
                                         Houston, Texas 77010

  "SECTION 3. INCREASE OR DECREASE OF DIRECTORS. The number of directors may be increased or decreased from time to time by amendment to the Bylaws; but no decrease shall have the effect of shortening the term of any incumbent director, and the number of directors shall not be decreased to less than two
  (2) directors. In the absence of a Bylaw fixing the number of directors, the number shall be two (2)."

is hereby amended to read as follows:

  "SECTION 1. BOARD OR DIRECTORS. The number of directors constituting the Board of Directors of the Corporation is three (3) who need not be residents of the State of Texas or shareholders of the Corporation.

  "SECTION 2. NAMES AND ADDRESSES. The names and addresses of the persons who are elected to serve as directors until their successors have been elected and qualified are:

          NAME                               ADDRESS
          ----                               -------
    H. Dean Cubley                       910 Gemini
                                         Houston, Texas 77058

    Christopher W. Futer                 910 Gemini
                                         Houston, Texas 77058

  "SECTION 3. INCREASE OR DECREASE OF DIRECTORS. The number of directors may be increased or decreased from time to time by amendment to the Bylaws; but no decrease shall have the effect of shortening the term of any incumbent director, and the number of directors shall not be decreased to less than two
  (2) directors. In the absence of a Bylaw fixing the number of directors, the number shall be three (3)."

                                   ARTICLE V

  The directors and shareholders unanimously adopted a resolution authorizing the change of the name of the Corporation to Eagle Telecom International, Inc. on March 22, 1996. The number of shares of the Corporation issued and outstanding at the adoption of the resolution authorizing changing the name of the Corporation to Eagle Telecom International, Inc. was 1,000, all of which voted in favor of such name change.

  IN WITNESS WHEREOF: I have hereunto set my hand this __________ day of _________________, 1996.

                             /s/ H. DEAN CUBLEY
                                 H. Dean Cubley
                                 President of Eagle Telecom International, Inc. f/k/a Wager-Data Inc.

                    CONSENT RESOLUTION OF THE SHAREHOLDERS OF
                                WAGER-DATA, INC.

  The Board of Directors of Wager-Data, Inc. adopted on March 22, 1996, a resolution approving and recommending the name of the Corporation be changed to Eagle Telecom International, Inc. and the Registered Agent be changed from Richard Royall to H. Dean Cubley, and the office address of the Registered Office be changed to 910 Gemini, Houston, Texas 77058.

  It is in the best interest of the Corporation that such resolution be adopted.

  WHEREAS, the shareholders of Wager-Data, Inc. common stock represented by its President, H. Dean Cubley, as specifically authorized by its Board of Directors, took the following action.

  IT IS RESOLVED, that the name of the Corporation be and hereby is changed to Eagle Telecom International, Inc., and the Registered Agent is H. Dean Cubley, and the office address of the Registered Office is 910 Gemini, Houston, Texas 77058.

  BE IT FURTHER RESOLVED, that the officers of the Corporation are directed to file the appropriate documents with the Secretary of State of Texas reflecting such change.

  The shareholders of the Corporation adopted this resolution by unanimous consent on March 22, 1996, in accordance with Article 9.10 of the Texas Business Corporation Act, and that any written notice required by such article has been given.

  Signed and dated this __________ day of _____________________, 1996.

                             /s/ H. DEAN CUBLEY
                                 H. Dean Cubley, President
                                 Wager-Data, Inc.

                                     [SEAL]

                               THE STATE OF TEXAS
                               SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION
                                       OF
                                WAGER-DATA, INC.
                            CHARTER NUMBER 01272189

  THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF INCORPORATION FOR THE ABOVE NAMED CORPORATION HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

  ACCORDINGLY, THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION.

  ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.

DATED MAY 24, 1993
EFFECTIVE MAY 24, 1993

[SEAL]                             /s/ JOHN HANNAH JR.
                                       John Hannah Jr.
                                       Secretary of State

                           ARTICLES OF INCORPORATION
                                       OF
                                WAGER-DATA, INC.

     I, the undersigned natural person of the age of eighteen (18) years or more, a resident of the State of Texas, acting as an incorporator of a corporation under the Texas Business Corporation Act (hereinafter referred to as the "Act"), do hereby adopt the following Articles of Incorporation for such corporation.

                                   ARTICLE I

     The name of the Corporation is WAGER-DATA, INC.

                                   ARTICLE II

     The period of its duration is perpetual.

                                  ARTICLE III

     The purpose or purposes for which the Corporation is organized are:

     (a) To manufacture, repair, buy, sell, service, install, deal in, and to engage in, conduct and carry on the business of manufacturing, repairing, buying, selling, servicing, installing, importing, exporting, and dealing in goods, wares and merchandise of every class and description throughout the world.

     (b) To contract for erection, construction, repair, or improvement of any building, structure or improvement, public or private, and to erect, construct, repair or improve same or any part thereof, and to acquire, own and prepare for use any materials for said purposes.

     (c) To do any or all things necessary or incident to the business of the Corporation and to exercise and possess the powers herein set forth as fully as natural persons, whether as principal, agent or otherwise.

     (d) To engage in the transaction of any and all lawful business for which corporations may be incorporated under the Act.

                                   ARTICLE IV

     The aggregate number of shares of common stock which the Corporation shall have authority to issue is 100,000, with a par value of $1.00 per share.

                                   ARTICLE V

     The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received, which sum is not less than One Thousand Dollars ($1,000.00).

                                   ARTICLE VI

     The office address of its initial registered office is 1331 Lamar, Suite 1375, Houston, Texas 77010, and the name of the registered agent at such address is Richard Royall.

                                  ARTICLE VII

     SECTION 1. INITIAL BOARD OF DIRECTORS. The number of directors constituting the initial Board of Directors of the Corporation is two (2) who need not be residents of the State of Texas or shareholders of the Corporation.

     SECTION 2. NAMES AND ADDRESSES. The names and addresses of the persons who are elected to serve as directors until the first annual meeting of the shareholders, or until their successors have been elected and qualified are:

           NAME                                        ADDRESS
           ----                                        -------
     Sammy Fleschler                            1331 Lamar, Suite 1375
                                                Houston, Texas 77010

     Richard Royall                             1331 Lamar, Suite 1375
                                                Houston, Texas 77010

     SECTION 3. INCREASE OR DECREASE OF DIRECTORS. The number of directors may be increased or decreased from time to time by amendment to the Bylaws; but no decrease shall have the effect of shortening the term of any incumbent director, and the number of directors shall not be decreased to less than two (2) directors. In the absence of a Bylaw fixing the number of directors, the number shall be two (2).

                                  ARTICLE VIII

     The shareholders of the Corporation shall have preemptive rights to acquire additional, unissued, or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares.

                                   ARTICLE IX

     Provisions for the regulations of the internal affairs of the Corporation are:

     SECTION 1. VOTING RIGHTS, VOTING FOR DIRECTORS. Upon each matter submitted to a vote at every meeting of the shareholders of the Corporation, every holder of common stock shall be entitled to one (1) vote for each share of common stock standing in his name on the books of the Corporation. At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. It is expressly prohibited for any shareholder to cumulate his votes in any election of directors.

     SECTION 2. BYLAWS. The initial Bylaws of the Corporation shall be adopted by its Board of Directors. The Board of Directors shall have the power to alter, amend or repeal the Bylaws from time to time, subject to the reserved power of the shareholders at any meeting of the shareholders to alter, amend or repeal any provision of the Bylaws or to adopt new Bylaws.

                                   ARTICLE X

     Any person who at any time shall serve or shall have served, as a director, officer or employee of the Corporation, or of any other enterprise at the request of the Corporation, and the heirs, executors, and administrators of such person, shall be indemnified by the Corporation against all costs, and expenses (including but not limited to counsel fees, amounts or judgments paid, and amounts paid in settlement) reasonably incurred in connection with the defense of any claim, action, suit, or proceeding, whether civil, criminal, administrative, or other, in which he may be involved by virtue of such person being or having been such director, officer, or employee, provided, however, that such indemnity shall not be operative with respect to (i) any matter as to which such person shall have been finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties as such director, officer, or employee, or (ii) any matter settled or comprised, unless in the opinion of independent counsel selected by or in a manner determined by the Board of Directors, there is not reasonable ground for such person being adjudged liable for negligence or misconduct in the performance of his duties as such director, officer, or employee, or (iii) any amount paid or payable to the Corporation or such other enterprise. The foregoing indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of shareholders, or otherwise.

                                   ARTICLE XI

     The name and address of the incorporator of the Corporation is:

                 NAME                           ADDRESS

          Norman T. Reynolds             Two Houston Center
                                         909 Fannin, Suite 1125
                                         Houston, Texas 77010-1006

     IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of May, 1993.

                                     /s/ NORMAN T. REYNOLDS
                                         Norman T. Reynolds

THE STATE OF TEXAS     }
                       }
COUNTY OF HARRIS       }

     I, the undersigned, a Notary Public in and for Harris County, Texas, do hereby certify that on this 21st day of May, 1993, personally appeared before me, NORMAN T. REYNOLDS, who, being by me duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

                                     /s/ DIANA B. BRESK
                                         Diana B. Bresk
                                         Notary Public in and for
                                         the State of Texas

(SEAL)

      (LOGO)
EAGLE TELECOM INTERNATIONAL     TEXAS COMMERCE BANK               1809
910 Gemini                       HOUSTON, TX 77062
Houston, Texas 77058
(713) 280-0488                      32-115/1110                   7/16/96

PAY TO THE ORDER OF Secretary of State                            $150.00
One hundred fifty and 00/100                                      DOLLARS

     Secretary of State - Corporation Division
     P. O. Box 13697
     Austin, TX 78711
                                                      COPY NOT NEGOTIABLE
MEMO 76-0494995                                       SIGNATURE ILLEGIBLE

EAGLE TELECOM INTERNATIONAL                                       1809

7/16/96 Secretary of State                                        $150.00

        Filing fee for name change

                             ARTICLES OF AMENDMENT

                                    TO THE

                          ARTICLES OF INCORPORATION


      Pursuant to the provisions of Article 4.04 of the Texas Business Corporations Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                  ARTICLE ONE

      The name of the corporation is Eagle Telecom International, Inc.

                                  ARTICLE TWO

      The following amendments and additions were adopted by the shareholders of the corporation on August 8, 1996.

      The amendment alters in full Article IV of the original Articles of Incorporation to read as follows:
                                  ARTICLE IV.

      The total number of shares of stock which the Corporation shall have authority to issue is 100,000,000 shares of common stock, par value $.001 per share ("Common Stock"), and 5,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock").

      Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Texas.

      Subject to all of the rights of the Preferred Stock or any series thereof described in appropriate articles of incorporation, the holders of the Common Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, out of funds legally available therefore, the dividends payable in cash, common stock, or otherwise.

      The amendment alters in full Article VIII of the original Articles of Incorporation to read as follows:

                                 ARTICLE VIII.

            Preemptive rights shall not be permitted.


      The amendment alters in full Article X of the original Articles of Incorporation to read as follows:

                                  ARTICLE X.

      No director of the Corporation shall be liable to the Corporation or its shareholders or members for monetary damages for any act or omission in such director's capacity as a director, except for (i) a breach of such director's duty of loyalty to the Corporation or its shareholders or members; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation, or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

      The amendment alters in full Article XI of the original Articles of Incorporation to read as follows:
                                  ARTICLE XI.

      The Corporation shall indemnify all current and former directors and officers of the Corporation to the fullest extent of the applicable law, including, without limitation, Article 2.02-1 of the Texas Business Corporation Act.


      The amendment is an addition to the original Articles of Incorporation, and the full text of the provision added reads as follows.


                                 ARTICLE XII.

      Any action required by the Texas Business Corporation Act, as amended, to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of shareholders of the Corporation, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

      The amendment is an addition to the original Articles of Incorporation, and the full text of the provision added reads as follows.

                                 ARTICLE XIII.

      Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or a committee thereof, the Chairman of the Board, President, or by the holders of at least 30% of all the shares entitled to vote at the proposed special meeting.

      The amendment is an addition to the original Articles of Incorporation, and the full text of the provision added reads as follows.

                                 ARTICLE XIV.

      Without necessity for action by its shareholders, the Corporation may purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

      The amendment is an addition to the original Articles of Incorporation, and the full text of the provision added reads as follows.

                                  ARTICLE XV.

      Section a. The holders of at least a majority of the shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders of the Corporation.

      Section b. No contract or other transaction between the Corporation and one or more of its directors, officers or security holders or between the Corporation and another corporation, partnership, joint venture, trust or other enterprise of which one or more of the Corporation's direc tors, officers or security holders are security holders, members, officers, directors or employees or in which they are otherwise interested, directly or indirectly, shall be invalid solely because of such relationship or solely because such a director, officer or security holder is present or participates in any meeting of the Board of Directors or Committee thereof authorizing the contract or other transaction or solely because his or their votes are counted for such purpose if
(a) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the Board of Directors or committee thereof, and such board or committee in good faith authorizes the contract or other transaction by the affirmative vote of a majority of the disinterested directors even though the disinterested directors are less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or other transaction are known or disclosed to the shareholders entitled to vote thereon, and the contract or other transaction is approved in good faith by a vote of the shareholders; or (c) the contract or other transaction is fair as to the Corporation as of the time the Corporation enters into such contract or other transaction.

                                 ARTICLE THREE

      Each statement made by these Amended Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporations Act. These Articles of Amendment to the Articles of Incorporation were adopted by the Shareholders of the corporation on July 31, 1996. In connection with these Articles of Amendment, the Company is effecting a 10,000- for-one forward split; accordingly, the current shareholders with own 4,500,000 shares of Common Stock after the split is effected. The 450 shares currently outstanding will be cancelled and new certificates will be issued reflecting 4,500,000 shares of Common Stock to be outstanding. This will result in no change to the percentage ownership in the Corporation by the current shareholders. Also, these Articles of Amendment will reduce the par value from $1.00 per share to $.001 per share. Accordingly, the stated capital of the Corporation will be increased from $450 to $4,500 with the balance of the consideration reflected in surplus.

                                 ARTICLE FOUR

      The number of shares of the Company outstanding at the time of the adoption was 450 and the number of shares entitled to vote on the amendment was 450.

                                 ARTICLE FIVE

      The holders of all of the shares outstanding entitled to vote on the amendment have signed a consent in writing adopting the amendment.


                                    EAGLE TELECOM, INC.


                                    By:   _____________________________________
                                    Name: H. Dean Cubley
                                    Title:President

STATE OF TEXAS          ss.

COUNTY OF HARRIS        ss.

      Before me, a notary public, on this day personally appeared, H. Dean Cubley, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

      Given under my hand and seal this __________ day of __________, 1996.

                                    -------------------------------
                                    Notary Public, State of Texas
                                    My commission expires:
                                     ______________________, 1996